INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data	Exhibit 99.2

Non-performing assets

	December 31,
	2005	2004

	(dollars in thousands)
Non-accrual loans	$13,057	$11,804
Loans 90 days or more past due and
still accruing interest	4,862	3,123
Restructured loans	84	218

Total non-performing loans	18,003	15,145
Other real estate	2,147	2,113

Total non-performing assets	$20,150	$17,258

As a percent of Portfolio Loans
Non-performing loans	.70%	0.68%
Allowance for loan losses	.90	1.11
Non-performing assets to total assets	.60	0.56
Allowance for loan losses as a percent of
non-performing loans	128	163

Allowance for loan losses

	Twelve months ended December 31,
	2005		2004

	Loan Losses	Unfunded Commitments	Loan Losses	Unfunded Commitments

	(in thousands)
Balance at beginning of period	$24,737	$1,846	$16,836	$892
Additions (deduction)
Allowance on loans acquired			8,236
Provision charged to operating expense	8,097	(26)	3,355	954
Recoveries credited to allowance	1,560		1,251
Loans charged against the allowance	(11,359)		(4,941)

Balance at end of period	$23,035	$1,820	$24,737	$1,846

Net loans charged against the allowance to
average Portfolio Loans (annualized)	0.41%		0.19%

Alternate Sources of Funds

	December 31,
	2005			2004

	Amount	Average Maturity	Rate	Amount	Average Maturity	Rate

	(dollars in thousands)
Brokered CDs(1)	$1,009,804	1.8 years	3.79%	$576,944	1.9 years	2.56%
Fixed rate FHLB advances(1)	51,525	6.2 years	5.65	59,902	6.4 years	5.55
Variable rate FHLB advances(1)	25,000	0.5 years	4.18	164,000	0.4 years	2.32
Securities sold under agreements to
Repurchase(1)	137,903	0.1 years	4.41	169,810	0.2 years	2.27
Federal funds purchased	80,299	1 day	4.23	117,552	1 day	2.44

Total	$1,304,531	1.7 years	3.96%	$1,088,208	1.4 years	2.63%

(1) Certain of these items have had their average maturity and rate altered through the use of derivative instruments, including pay-fixed and pay-variable interest rate swaps.

Capitalization

	December 31,
	2005	2004

	(in thousands)
Unsecured debt	$7,000	$9,000

Subordinated debentures	64,197	64,197
Amount not qualifying as regulatory capital	(1,847)	(1,847)

Amount qualifying as regulatory capital	62,350	62,350

Shareholders' Equity
Preferred stock, no par value
Common stock, par value $1.00 per share	21,991	21,195
Capital surplus	179,913	158,797
Retained earnings	41,486	41,795
Accumulated other comprehensive income	4,869	8,505

Total shareholders' equity	248,259	230,292

Total capitalization	$317,609	$301,642

Non-Interest Income

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004

	(in thousands)
Service charges on deposit accounts	$4,719	$4,570	$18,761	$17,089
Net gains (losses) on asset sales
Real estate mortgage loans	1,167	1,353	5,370	5,956
Securities	256	(1,200)	1,484	856
Title insurance fees	503	457	1,962	2,036
VISA check card interchange income	758	600	2,778	2,054
Bank owned life insurance	404	395	1,554	1,486
Manufactured home loan origination fees
and commissions	311	341	1,216	1,264
Mutual fund and annuity commissions	375	285	1,348	1,260
Real estate mortgage loan servicing	553	269	2,627	1,427
Other	1,363	1,189	5,145	4,370

Total non-interest income	$10,409	$8,259	$42,245	$37,798

Real Estate Mortgage Loan Activity

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004

	(in thousands)
Real estate mortgage loans originated	$170,336	$165,192	$678,409	$687,894
Real estate mortgage loans sold	91,689	98,239	377,265	385,445
Real estate mortgage loans sold with servicing
rights released	10,807	14,767	44,274	53,082
Net gains on the sale of real estate mortgage loans	1,167	1,353	5,370	5,956
Net gains as a percent of real estate mortgage
loans sold ("Loan Sale Margin")	1.27%	1.38%	1.42%	1.55%
SFAS #133 adjustments included in the Loan
Sale Margin	(0.10%)	(0.04%)	0.00%	0.00%

Capitalized Real Estate Mortgage Loan Servicing Rights

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004

	(in thousands)
Balance at beginning of period	$13,058	$11,123	$11,360	$8,873
Servicing rights acquired				1,138
Originated servicing rights capitalized	793	898	3,247	3,341
Amortization	(455)	(491)	(1,923)	(1,948)
(Increase)/decrease in impairment reserve	43	(170)	755	(44)

Balance at end of period	$13,439	$11,360	$13,439	$11,360

Impairment reserve at end of period	$11	$766	$11	$766

Non-Interest Expense

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004

	(in thousands)
Salaries	$8,977	$11,036	$35,502	$35,243
Performance-based compensation
and benefits	1,440	635	7,647	4,851
Other benefits	2,420	2,854	10,546	9,987

Compensation and employee
benefits	12,837	14,525	53,695	50,081
Occupancy, net	2,340	1,921	8,863	7,539
Furniture, fixtures and equipment	1,835	1,649	6,985	6,122
Data processing	1,372	1,130	5,112	4,462
Advertising	1,290	908	4,496	3,787
Loan and collection	1,036	897	4,154	3,556
Communications	997	971	3,970	3,553
Legal and professional	768	723	2,850	2,718
Amortization of intangible assets	694	756	2,774	2,479
Supplies	548	579	2,309	2,140
Mepco claims expense				2,700
Write-off of uncompleted software				977
Other	2,650	2,203	10,216	8,554

Total non-interest expense	$26,367	$26,262	$105,424	$98,668

Average Balances and Tax Equivalent Rates

	Three Months Ended December 31,
	2005			2004

	Average Balance	Interest	Rate	Average Balance	Interest	Rate

	(dollars in thousands)
Assets
Taxable loans (1)	$2,542,687	$48,389	7.57%	$2,254,015	$39,786	7.03%
Tax-exempt loans (1,2)	5,920	102	6.84	7,580	126	6.61
Taxable securities	238,176	3,031	5.05	271,908	3,131	4.58
Tax-exempt securities (2)	259,630	4,404	6.73	231,409	3,978	6.84
Other investments	17,322	179	4.10	17,278	228	5.25

Interest Earning Assets	3,063,735	56,105	7.28	2,782,190	47,249	6.77

Cash and due from banks	48,490			63,775
Other assets, net	197,485			172,284

Total Assets	$3,309,710			$3,018,249

Liabilities
Savings and NOW	$860,510	2,595	1.20	$859,184	1,348	0.62
Time deposits	1,361,201	12,242	3.57	1,053,244	6,940	2.62
Long-term debt	5,495	64	4.62	7,495	76	4.03
Other borrowings	450,375	5,421	4.78	503,277	4,413	3.49

Interest Bearing Liabilities	2,677,581	20,322	3.01	2,423,200	12,777	2.10

Demand deposits	291,031			283,933
Other liabilities	89,958			82,292
Shareholders' equity	251,140			228,824

Total liabilities and shareholders' equity	$3,309,710			$3,018,249

Tax Equivalent Net Interest Income		$35,783			$34,472

Tax Equivalent Net Interest Income
as a Percent of Earning Assets			4.65%			4.94%

(1)	All domestic
(2)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 35%

Average Balances and Tax Equivalent Rates

	Twelve Months Ended December 31,
	2005			2004

	Average Balance	Interest	Rate	Average Balance	Interest	Rate

	(dollars in thousands)
Assets
Taxable loans (1)	$2,423,758	$179,440	7.40%	$2,004,544	$139,517	6.96%
Tax-exempt loans (1,2)	6,199	454	7.32	7,637	507	6.64
Taxable securities	271,770	13,588	5.00	266,704	12,497	4.69
Tax-exempt securities (2)	255,333	17,142	6.71	212,441	14,914	7.02
Other investments	17,350	713	4.11	16,283	765	4.70

Interest Earning Assets	2,974,410	211,337	7.11	2,507,609	168,200	6.71

Cash and due from banks	57,912			55,728
Other assets, net	192,840			153,245

Total Assets	$3,225,162			$2,716,582

Liabilities
Savings and NOW	$871,599	8,345	0.96	$805,885	4,543	0.56
Time deposits	1,226,727	39,016	3.18	912,285	23,820	2.61
Long-term debt	6,240	287	4.60	4,549	177	3.89
Other borrowings	501,763	20,907	4.17	480,956	16,474	3.43

Interest Bearing Liabilities	2,606,329	68,555	2.63	2,203,675	45,014	2.04

Demand deposits	283,670			240,800
Other liabilities	89,781			73,574
Shareholders' equity	245,382			198,533

Total liabilities and shareholders' equity	$3,225,162			$2,716,582

Tax Equivalent Net Interest Income		$142,782			$123,186

Tax Equivalent Net Interest Income
as a Percent of Earning Assets			4.80%			4.91%

(1)	All domestic
(2)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 35%

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